Dentsply Sirona Reports Fourth Quarter and Full Year 2019 Results

•Reported Q419 revenues of $1,112 million, up 4.9% as compared to prior year and up 8.4% on an internal sales growth basis
•Q419 EPS of $0.46 vs. $0.01 in Q418. Q419 non-GAAP EPS of $0.73 vs. $0.58 in Q418
•Q419 operating income increased 67% YoY to $137 million and operating income margin was 12.4%. Q419 non-GAAP operating income grew 26% YoY to $222 million and non-GAAP operating income margin was 20.2%
•Q419 cash flow from operations of $299 million, up 48% as compared to prior year
•Company announces FY20 non-GAAP EPS Guidance Range of $2.55 to $2.80

Charlotte, N.C., March 2, 2020 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), The Dental Solutions Company, announced its financial results for the three and twelve months ended December 31, 2019.

Don Casey, Chief Executive Officer, commented; “The fourth quarter of 2019 capped off a year of strong financial performance. Our results today clearly indicate that our restructuring plan is delivering on its promise, as evidenced by the uptick in innovation in 2019, our reenergized sales teams, and benefits stemming from our portfolio shaping activities. In the fourth quarter and for the full year, we delivered strong revenue growth, driven by robust increases in the Technologies & Equipment segment, and in particular, driven by our recent new product launch activity. The strong top line performance drove increased operating income margins and cash flows. We still have a lot of work to do, but our results clearly suggest that our performance is on track and we expect the ongoing execution of our plan to continue to deliver strong financial performance as we move forward.”

Q419 and FY19 Operating Summary (GAAP)

($ in millions, except per share data and percentages)	Q419	Q418	YoY %	FY19	FY18	YoY %
Net Sales	1,112	1,060	4.9%	4,029	3,986	1.1%
Operating income	137	82	67.0%	361	(958)	NM
Operating income %	12.4%	7.8%		9.1%	NM
Net income	102	2	NM	263	(1,011)	NM
Diluted EPS ($)	0.46	0.01	NM	1.17	(4.51)	NM

Q419 and FY19 Operating Summary (non-GAAP)[1]

($ in millions, except per share data and percentages)	Q419	Q418	YoY %	FY19	FY18	YoY %
Net Sales (ex. PM)[2]	1,102	1,051	4.8%	3,988	3,956	0.8%
Internal sales growth[3]			8.4%			5.7%
Operating income	222	176	26.3%	742	614	20.8%
Operating income %	20.2%	16.8%		18.6%	15.5%
Net income	164	130	25.8%	550	455	21.0%
Diluted EPS ($)	0.73	0.58	25.9%	2.45	2.01	21.9%

[1] Non-GAAP net sales, internal sales growth, non-GAAP operating income, non-GAAP net income, non-GAAP EPS and Free Cash Flow results are non-GAAP financial measures which exclude certain items. Please refer to the tables at the end of this release for a reconciliation between GAAP and non-GAAP measures.
[2] Excludes currency fluctuations, acquisition related adjustments and precious metals.
[3] The Company defines “internal sales growth" as constant currency sales growth excluding the impacts of precious metals, net acquisitions and divestitures and discontinued products.

Cash Flow and Liquidity

Operating cash flow in the fourth quarter was $299 million, up $97 million, or up 48% as compared to the prior year period. Free cash flow, which represents operating cash flow less capital expenditures, was $263 million in the fourth quarter of 2019, up 75% as compared to the fourth quarter of 2018. The strong cash flow performance was the result of higher sales, improved profitability stemming from our efficiency initiatives and improved working capital management. During the fourth quarter, the Company bought back 1.8 million shares for a total of $100 million repurchased under our repurchase program. In addition, the Company paid $22 million in dividends resulting in a total of $122 million returned to shareholders during the fourth quarter. Full year 2019 operating cash flow was $633 million, up 27% as compared to prior year. Total cash returned to shareholders in 2019 in the form of dividends and share repurchases was $341 million.

Segment Results

Consumables Segment
Fourth quarter 2019 sales were $433 million, down 4.8%, and down 3.1% on an internal sales growth basis. Consumable sales growth was impacted by a difficult comparison caused by disruptions at the Venlo distribution center in the prior year, which resulted in a shift of some revenues out of the third quarter and into the fourth quarter of 2018. Declines in Endodontics and Laboratory net sales were partially offset by growth in sales of Preventive products.

Technologies & Equipment Segment
Fourth quarter 2019 sales were $670 million, up 12.2% versus prior year, representing a strong 17.2% growth on an internal basis. Key drivers of this growth were Digital Dentistry (which includes the CAD CAM and Orthodontic businesses), driven by strong Primescan sales. Equipment & Instruments also saw strong growth. The Implants business posted relatively flat performance as compared to the prior year.

Fiscal Year 2020 Outlook

The Company introduced its FY20 non-GAAP guidance range of $2.55 to $2.80 per share.

2020 Guidance
Revenue	$4.1B to $4.15B
Organic Sales Growth[1]	3%-4%
Portfolio shaping/M&A revenue impact from already completed activities	-$10M
Foreign currency FY20 impact	-$30M
Adjusted operating income margin[2]	19.5%-20.5%
Non-GAAP effective tax rate[2]	24.5%-25.5%
Adjusted earnings per share[2]	$2.55-$2.80
2020 Diluted Shares for Calculating non-GAAP EPS	222M to 224M
Our FY20 annual guidance incorporates a Q120 revenue impact from Coronavirus of between $60 to $70 million and a Q120 impact to EPS of $0.10 to $0.12.

[1] Organic revenue growth adjusts reported revenue growth for currency translation, discontinued products and the impact of M&A.
[2] Dentsply Sirona does not provide GAAP figures for these financial measures on a forward-looking basis, because the company believes it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. These reconciling items include the impact of prospective acquisitions, acquisitions announced but not yet closed and other non-GAAP items, including restructuring costs and various other factors, many of which are difficult to predict.

Recent Announcements & Additional Highlights

CEREC Primemill Launch - An innovative inoffice milling and grinding unit that is designed to save dentists time at every step of the procedure. CEREC Primemill increases the attractiveness of the CEREC system and adds significant economic value for the dental practitioner. CEREC Primemill has a Super Fast milling mode which reduces the time required to mill a zirconia crown, down from around 12 minutes with older milling units, to as little as 5 minutes with CEREC Primemill.

SureSmile 2020 Educational Digital Summit - At the SureSmile annual User Conference in San Diego, attendees had the opportunity to participate in workshops, case reviews and software demonstrations while networking with colleagues from around the world. The clinical program covered an array of digital treatment sessions from aligner therapy to surgical simulations. Participants were also able to get a first impression of the new Software 7.6. This includes numerous new features that provide even more options for individual treatment planning, giving more control to the clinician.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on March 2, 2020 at 8:30 am ET. A presentation will also be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The Conference ID # is 2579259. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 2579259.

About Dentsply Sirona
DENTSPLY SIRONA Inc. is the world’s largest manufacturer of professional dental products and technologies, with a 133-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental equipment and dental consumable products under a strong portfolio of world class brands. The Company also manufactures and markets healthcare consumable products. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. Dentsply Sirona’s worldwide headquarters is located in Charlotte, North Carolina. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY.

Contact Information:
Investors:
John Sweeney, CFA, IRC
Vice President, Investor Relations
+1-717-849-7863
John.Sweeney@dentsplysirona.com

Forward-Looking Statements and Associated Risks

Information included or incorporated by reference in this Presentation contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements about the completion of expected financial results referred to herein, and/or statements about the Company’s plans, objectives, expectations (financial or otherwise) or intentions, including the Company's 2020 guidance.

The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

•the Company may be unable to execute key strategic activities due to competing priorities and strategies of its distribution partners and other factors
•the Company's ability to protect its technology infrastructure from cyber-attacks and other disruptions
•the Company's ability to maintain effective internal controls during periods of restructuring and organizational changes
•a significant failure or disruption in service within the Company’s operations or the operations of key distributors
•the Company’s failure to attract and retain talented employees, or to manage succession and retention for its key executives
•the Company's ability to successfully implement its cost reduction and restructuring plans
•the Company's ability to remain profitable in a very competitive marketplace, which depends upon the Company's ability to differentiate its products and services from those of competitors
•results in pending and future litigation, investigations or other proceedings which could subject the Company to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings
•other risks described from time to time in the Company’s filings with the SEC

You should carefully consider these and other relevant factors, including those risk factors in Item 1A, “Risk Factors” of the Company's Form 10-K for the year ended December 31, 2019 and any other information included or incorporated by reference in that Form 10-K, and information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties associated with an investment in the Company.

Non-GAAP Financial Measures

The discussion below summarizes the Company's sales growth which excludes precious metal content, into the following components: (1) constant currency sales growth by segment and geographic region and (2) internal sales growth by segment and geographic region. These disclosures of net sales growth provide the reader with sales results on a comparable basis between periods. These principal measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-GAAP measures. These non-GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.

The Company defines “constant currency” sales growth as the increase or decrease in net sales from period to period excluding precious metal content and the impact of changes in foreign currency exchange rates. This impact is calculated by comparing current-period revenues to prior-period revenues, with both periods converted at the U.S. dollar to local currency foreign exchange rate for each month of the prior period, for the currencies in which the Company does business. The Company defines “internal sales growth" as constant currency sales growth excluding the impacts of precious metals, net acquisitions and divestitures and discontinued products.

Management believes that the presentation of net sales, excluding precious metal content, provides useful information to investors because a portion of Dentsply Sirona’s net sales comprises of sales of precious metals generated through sales of the Company’s precious metal dental alloy products, which are used by third parties to construct crown and bridge materials. Due to the fluctuations of precious metal prices and because the cost of the precious metal content of the Company’s sales is largely passed through to customers and has minimal effect on earnings, Dentsply Sirona reports net sales both with and without precious metal content to show the Company’s performance independent of precious metal price volatility and to enhance comparability of performance between periods. The Company uses its cost of precious metal purchased as a proxy for the precious metal content of sales, as the precious metal content of sales is not separately tracked and invoiced to customers. The Company believes that it is reasonable to use the cost of precious metal content purchased in this manner since precious metal dental alloy sale prices are typically adjusted when the prices of underlying precious metals change.

In addition to the results reported in accordance with GAAP, the Company provides adjusted net income attributable to Dentsply Sirona and adjusted earnings per diluted common share (“adjusted EPS”). The Company discloses adjusted non-GAAP net income to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

Adjusted non-GAAP net income and adjusted EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes adjusted non-GAAP net income and adjusted EPS and the performance of the Company is measured on this basis along with other performance metrics.

The adjusted net income attributable to Dentsply Sirona consists of net income attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statements of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract terminations costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as, legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Gain on sale of marketable securities. This adjustment represents the gain on the sale of marketable securities held by the Company. The gain has been excluded from adjusted net income attributed to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding this gain.

(6) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted EPS is calculated by dividing adjusted non-GAAP net income by diluted weighted-average common shares outstanding. The "adjusted EPS" and "adjusted non-GAAP net income" measurements are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent non-GAAP measures. These non-GAAP measures may differ from other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net sales	$1,111.5	$1,059.7	$4,029.2	$3,986.3
Net sales, excluding precious metal content	1,102.0	1,050.0	3,988.1	3,949.1

Cost of products sold	500.9	534.9	1,864.1	1,918.5

Gross profit	610.6	524.8	2,165.1	2,067.8

Selling, general and administrative expenses	461.4	433.2	1,723.5	1,719.1

Goodwill impairment	—	—	—	1,085.8

Restructuring and other costs	12.6	9.8	80.7	221.0

Operating income (loss)	136.6	81.8	360.9	(958.1)

Net interest and other expense	(0.9)	4.4	15.5	0.3

Income (loss) before income taxes	137.5	77.4	345.4	(958.4)

Provision for income taxes	35.0	75.9	82.3	52.5

Net income (loss)	102.5	1.5	263.1	(1,010.9)

Less: Net income (loss) attributable to noncontrolling interests	0.2	(0.3)	0.2	0.1

Net income (loss) attributable to Dentsply Sirona	$102.3	$1.8	$262.9	$(1,011.0)

Net income (loss) per common share attributable to Dentsply Sirona:
Basic	$0.46	$0.01	$1.18	$(4.51)
Diluted	$0.46	$0.01	$1.17	$(4.51)

Weighted average common shares outstanding:
Basic	222.7	228.6	223.1	224.3
Diluted	223.5	228.6	224.4	224.3

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31, 2019	December 31, 2018
Assets

Current Assets:

Cash and cash equivalents	$404.9	$309.6
Accounts and notes receivable-trade, net	782.0	701.9
Inventories, net	561.7	598.9
Prepaid expenses and other current assets, net	251.3	277.6
Total Current Assets	1,999.9	1,888.0

Property, plant and equipment, net	802.4	870.6
Operating lease right-of-use assets, net	159.3	—
Identifiable intangible assets, net	2,176.3	2,420.3
Goodwill, net	3,396.5	3,431.3
Other noncurrent assets, net	68.5	76.8

Total Assets	$8,602.9	$8,687.0

Liabilities and Equity

Current liabilities:
Accounts payable	307.9	283.9
Accrued liabilities	629.2	578.9
Income taxes payable	56.1	58.1
Notes payable and current portion of long-term debt	2.3	92.4
Total Current Liabilities	995.5	1,013.3

Long-term debt	1,433.1	1,564.9
Operating lease liabilities	119.5	—
Deferred income taxes	479.6	552.8
Other noncurrent liabilities	480.3	423.0
Total Liabilities	3,508.0	3,554.0

Total Equity	5,094.9	5,133.0

Total Liabilities and Equity	$8,602.9	$8,687.0

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions) (unaudited)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:

Net Income (loss)	$263.1	$(1,010.9)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	133.2	132.9
Amortization of intangible assets	189.6	197.9
Amortization of deferred financing costs	2.7	2.7
Fixed asset impairment	33.4	—
Goodwill impairment	—	1,085.8
Indefinite lived intangible asset impairment	5.3	179.2
Definite-lived intangible asset impairment	3.8	—
Deferred income taxes	(37.4)	(62.0)
Stock based compensation expense	66.2	21.0
Restructuring and other costs - non-cash	16.1	22.5
Other non-cash (income) expense	(20.3)	3.4
Loss on disposal of property, plant and equipment	3.6	4.6
Gain on sale of equity security	—	(44.1)
Gain on divestiture of noncontrolling interest	(8.7)	—
Loss on sale on non-strategic businesses and product lines	2.0	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	(91.4)	23.5
Inventories, net	13.7	(19.9)
Prepaid expenses and other current assets, net	13.0	(27.1)
Other noncurrent assets, net	(8.5)	(12.7)
Accounts payable	26.1	7.1
Accrued liabilities	45.3	0.3
Income taxes	(15.8)	12.1
Other noncurrent liabilities	(2.2)	(16.5)

Net cash provided by operating activities	632.8	499.8

Cash flows from investing activities:

Capital expenditures	(122.9)	(182.5)
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	(3.2)	(130.5)
Cash received on sale of non-strategic businesses or product lines	11.6	—
Cash received on derivative contracts	40.3	8.0
Cash paid on derivatives contracts	—	(2.4)
Expenditures for identifiable intangible assets	—	(5.5)
Purchase of short-term time investments	—	(3.7)
Liquidation of short-term investments	1.0	—
Proceeds from sale of equity securities	—	54.1
Proceeds from sale of property, plant and equipment, net	4.8	9.2

Net cash used in investing activities	(68.4)	(253.3)

Cash flows from financing activities:

Net (repayments) borrowings on short-term borrowings	(68.5)	60.4
Cash paid for treasury stock	(260.0)	(250.2)
Cash dividends paid	(80.9)	(78.6)
Proceeds from long-term borrowings, net of deferred financing costs	118.9	0.1
Repayments on long-term borrowings	(251.2)	(9.4)
Proceeds from exercised stock options	108.8	27.9
Cash paid for contingent consideration on prior acquisitions	(33.2)	—

Net cash used in financing activities	(466.1)	(249.8)

Effect of exchange rate changes on cash and cash equivalents	(3.0)	(7.7)

Net increase (decrease) in cash and cash equivalents	95.3	(11.0)

Cash and cash equivalents at beginning of period	309.6	320.6

Cash and cash equivalents at end of period	$404.9	$309.6

Supplemental disclosures of cash flow information:
Interest paid, net of amounts capitalized	$30.2	$35.1
Income taxes paid	$112.1	$104.7

Non-cash investing activities
Property, plant and equipment in accounts payable at end of period	$13.8	$14.6
Exchange of inventory for naming rights	$3.2	$—

Reconciliations of Non-GAAP Financial Measures

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended December 31,
(in millions, except percentages)	2019	2018	Variance %

Net Sales	$1,111.5	$1,059.7	4.9%
Less: precious metal content of sales	9.5	9.7	(2.1%)
Net sales, excluding precious metal content	1,102.0	1,050.0	5.0%
Acquisition related adjustments (a)	—	1.1	NM
Non-GAAP, net sales, excluding precious metal content	1,102.0	1,051.1	4.8%
Foreign exchange impact			(1.8%)
Constant currency growth			6.6%
Acquisitions			(1.1%)
Discontinued products			(0.7%)
Internal sales growth			8.4%
(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards.

	Three Months Ended December 31, 2019				Q4 2019 Growth				Three Months Ended December 31, 2018
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$393.0	$434.8	$283.7	$1,111.5	24.6%	(6.5%)	1.5%	4.9%	$315.4	$464.9	$279.4	$1,059.7
Less: precious metal content of sales	1.2	7.5	0.8	9.5					1.2	7.7	0.8	9.7
Net sales, excluding precious metal content	391.8	427.3	282.9	1,102.0	24.7%	(6.5%)	1.5%	5.0%	314.2	457.2	278.6	1,050.0
Acquisition related adjustments (a)	—	—	—	—					1.1	—	—	1.1
Non-GAAP, net sales, excluding precious metal content	$391.8	$427.3	$282.9	$1,102.0	24.3%	(6.5%)	1.5%	4.8%	$315.3	$457.2	$278.6	$1,051.1
Foreign exchange impact					—%	(2.9%)	(1.7%)	(1.8%)
Constant currency growth					24.3%	(3.6%)	3.2%	6.6%
Acquisitions					(2.7%)	(0.2%)	(0.6%)	(1.1%)
Discontinued Products					(0.5%)	(0.5%)	(1.3%)	(0.7%)
Internal sales growth					27.5%	(2.9%)	5.1%	8.4%
(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Year Ended December 31, 2019				2019 Growth				Year Ended December 31, 2018
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$1,372.9	$1,614.0	$1,042.3	$4,029.2	7.7%	(3.1%)	(0.4%)	1.1%	$1,274.3	$1,665.9	$1,046.1	$3,986.3
Less: precious metal content of sales	5.7	32.1	3.3	41.1					5.1	28.7	3.4	37.2
Net sales, excluding precious metal content	1,367.2	1,581.9	1,039.0	3,988.1	7.7%	(3.4%)	(0.4%)	1.0%	1,269.2	1,637.2	1,042.7	3,949.1
Acquisition related adjustments (a)	—	—	—	—					6.4	—	—	6.4
Non-GAAP, net sales, excluding precious metal content	$1,367.2	$1,581.9	$1,039.0	$3,988.1	7.2%	(3.4%)	(0.4%)	0.8%	$1,275.6	$1,637.2	$1,042.7	$3,955.5
Foreign exchange impact					(0.1%)	(5.3%)	(4.2%)	(3.3%)
Constant currency growth					7.3%	1.9%	3.8%	4.1%
Acquisitions					(1.3%)	(0.1%)	(0.3%)	(0.6%)
Discontinued Products					(0.4%)	(0.8%)	(2.2%)	(1.0%)
Internal sales growth					9.0%	2.8%	6.3%	5.7%
(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards.

	Three Months Ended December 31, 2019			Q4 2019 Growth			Three Months Ended December 31, 2018
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$669.5	$442.0	$1,111.5	12.4%	(4.7%)	4.9%	$595.9	$463.8	$1,059.7
Less: precious metal content of sales	—	9.5	9.5				—	9.7	9.7
Net sales, excluding precious metal content	669.5	432.5	1,102.0	12.4%	(4.8%)	5.0%	595.9	454.1	1,050.0
Acquisition related adjustments (a)	—	—	—				1.1	—	1.1
Non-GAAP, net sales, excluding precious metal content	$669.5	$432.5	$1,102.0	12.2%	(4.8%)	4.8%	$597.0	$454.1	$1,051.1
Foreign exchange impact				(1.7%)	(1.7%)	(1.8%)
Constant currency growth				13.9%	(3.1%)	6.6%
Acquisitions				(1.9%)	—%	(1.1%)
Discontinued Products				(1.4%)	—%	(0.7%)
Internal sales growth				17.2%	(3.1%)	8.4%
(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards.

	Year Ended December 31, 2019			2019 Growth			Year Ended December 31, 2018
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$2,283.2	$1,746.0	$4,029.2	5.3%	(4.0%)	1.1%	$2,167.7	$1,818.6	$3,986.3
Less: precious metal content of sales	—	41.1	41.1				—	37.2	37.2
Net sales, excluding precious metal content	2,283.2	1,704.9	3,988.1	5.3%	(4.3%)	1.0%	2,167.7	1,781.4	3,949.1
Acquisition related adjustments (a)	—	—	—				6.4	—	6.4
Non-GAAP, net sales, excluding precious metal content	$2,283.2	$1,704.9	$3,988.1	5.0%	(4.3%)	0.8%	$2,174.1	$1,781.4	$3,955.5
Foreign exchange impact				(3.5%)	(3.0%)	(3.3%)
Constant currency growth				8.5%	(1.3%)	4.1%
Acquisitions				(1.1%)	—%	(0.6%)
Discontinued Products				(1.9%)	—%	(1.0%)
Internal sales growth				11.5%	(1.3%)	5.7%
(a) Represents an adjustment to reflect deferred revenue that was eliminated under business combination accounting standards.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	GAAP								NON-GAAP
	Three Months Ended December 31, 2019	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended December 31, 2019

NET SALES	$1,111.5	—	—	—	—	—	—	$—	$1,111.5
NET SALES, excluding precious metals	1,102.0	—	—	—	—	—	—	—	1,102.0
GROSS PROFIT	610.6	28.6	1.0	1.3	—	—	—	30.9	641.5
% OF NET SALES, excluding precious metals	55.4%								58.2%
SG&A EXPENSES	461.4	(18.1)	(24.1)	(0.1)	—	—	—	(42.3)	419.1
% OF NET SALES, excluding precious metals	41.9%								38.0%
RESTRUCTURING AND OTHER COSTS	12.6	—	(12.6)	—	—	—	—	(12.6)	—
INCOME FROM OPERATIONS	136.6	46.7	37.7	1.4	—	—	—	85.8	222.4
% OF NET SALES, excluding precious metals	12.4%								20.2%
NET INTEREST AND OTHER EXPENSE	(0.9)	—	6.2	(2.0)	(1.2)	—	—	3.0	2.1
PRE-TAX INCOME	137.5	46.7	31.5	3.4	1.2	—	—	82.8	220.3
INCOME TAXES	35.0	—	—	—	—	24.6	(3.5)	21.1	56.1
% OF PRE-TAX INCOME	25.5%								25.5%
EARNINGS PER SHARE - DILUTED	$0.46							$0.27	$0.73

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	GAAP								NON-GAAP
	Three Months Ended December 31, 2018	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended December 31, 2018

NET SALES	$1,059.7	—	—	1.1	—	—	—	$1.1	$1,060.8
NET SALES, excluding precious metals	1,050.0	—	—	1.1	—	—	—	1.1	1,051.1
GROSS PROFIT	524.8	29.5	14.8	2.6	—	—	—	46.9	571.7
% OF NET SALES, excluding precious metals	50.0%								54.4%
SG&A EXPENSES	433.2	(18.7)	(15.5)	(3.4)	—	—	—	(37.6)	395.6
% OF NET SALES, excluding precious metals	41.3%								37.6%
RESTRUCTURING AND OTHER COSTS	9.8	—	(9.8)	—	—	—	—	(9.8)	—
INCOME FROM OPERATIONS	81.8	48.2	40.1	6.0	—	—	—	94.3	176.1
% OF NET SALES, excluding precious metals	7.8%								16.8%
NET INTEREST AND OTHER EXPENSE	4.4	—	—	(0.2)	0.9	—	—	0.7	5.1
PRE-TAX INCOME	77.4	48.2	40.1	6.2	(0.9)	—	—	93.6	171.0
INCOME TAXES	75.9	—	—	—	—	13.8	(48.8)	(35.0)	40.9
% OF PRE-TAX INCOME	98.1%								23.9%
EARNINGS PER SHARE - DILUTED	$0.01							$0.57	$0.58

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	GAAP								NON-GAAP
	Twelve Months Ended December 31, 2019	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Twelve Months Ended December 31, 2019

NET SALES	$4,029.2	—	—	—	—	—	—	$—	$4,029.2
NET SALES, excluding precious metals	3,988.1	—	—	—	—	—	—	—	3,988.1
GROSS PROFIT	2,165.1	115.5	25.3	5.7	—	—	—	146.5	2,311.6
% OF NET SALES, excluding precious metals	54.3%								58.0%
SG&A EXPENSES	1,723.5	(74.1)	(78.5)	(1.4)	—	—	—	(154.0)	1,569.5
% OF NET SALES, excluding precious metals	43.2%								39.4%
RESTRUCTURING AND OTHER COSTS	80.7	—	(80.7)	—	—	—	—	(80.7)	—
INCOME FROM OPERATIONS	360.9	189.6	184.5	7.1	—	—	—	381.2	742.1
% OF NET SALES, excluding precious metals	9.1%								18.6%
NET INTEREST AND OTHER EXPENSE	15.5	—	1.2	(2.4)	(5.3)	—	—	(6.5)	9.0
PRE-TAX INCOME	345.4	189.6	183.3	9.5	5.3	—	—	387.7	733.1
INCOME TAXES	82.3	—	—	—	—	101.7	(1.0)	100.7	183.0
% OF PRE-TAX INCOME	23.8%								25.0%
EARNINGS PER SHARE - DILUTED	$1.17							$1.28	$2.45

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	GAAP									NON-GAAP
	Twelve Months Ended December 31, 2018	Amortization of Purchased Intangible Assets	Gain on Sale of Marketable Securities	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Twelve Months Ended December 31, 2018

NET SALES	$3,986.3	—	—	—	6.4	—	—	—	$6.4	$3,992.7
NET SALES, excluding precious metals	3,949.1	—	—	—	6.4	—	—	—	6.4	3,955.5
GROSS PROFIT	2,067.8	119.2	—	21.0	12.6	—	—	—	152.8	2,220.6
% OF NET SALES, excluding precious metals	52.4%									56.1%
SG&A EXPENSES	1,719.1	(78.7)	—	(25.3)	(8.7)	—	—	—	(112.7)	1,606.4
% OF NET SALES, excluding precious metals	43.5%									40.6%
GOODWILL IMPAIRMENT	1,085.8	—	—	(1,085.8)	—	—	—	—	(1,085.8)	—
RESTRUCTURING AND OTHER COSTS	221.0	—	—	(221.0)	—	—	—	—	(221.0)	—
(LOSS) INCOME FROM OPERATIONS	(958.1)	197.9	—	1,353.1	21.3	—	—	—	1,572.3	614.2
% OF NET SALES, excluding precious metals	(24.3%)									15.5%
NET INTEREST AND OTHER EXPENSE	0.3	—	44.1	—	(1.5)	(14.5)	—	—	28.1	28.4
PRE-TAX (LOSS) INCOME	(958.4)	197.9	(44.1)	1,353.1	22.8	14.5	—	—	1,544.2	585.8
INCOME TAXES	52.5	—	—	—	—	—	130.2	(51.5)	78.7	131.2
% OF PRE-TAX (LOSS) INCOME	(5.5%)									22.4%
EARNINGS PER SHARE - DILUTED	$(4.51)								$6.52	$2.01

Shares used in calculating diluted GAAP net loss per share										224.3
Shares used in calculating diluted non-GAAP net income per share										226.0